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                                                                     Exhibit 99
Photogen Technologies, Inc.
7327 Oak Ridge Highway
Knoxville, TN 37931
Voice: 423-769-4012
Fax:    423-769-4013
Internet: www.photogen.com

     PHOTOGEN AWARDED PATENTS ON CORNERSTONE PHOTODYNAMIC THERAPY TECHNOLOGIES

         PATENTS ANNOUNCED AS COMPANY BEGINS DEVELOPMENT OF TREATMENTS FOR
                                DISEASES OF THE EYE

KNOXVILLE, Tenn.--Dec. 3, 1998--Photogen, Inc. - a subsidiary of Photogen Technologies, Inc. (OTC:PHGN) - have been awarded two patents awarded by the United States Patent and Trademark Office. These patents help position the company to commercialize its technologies for the treatment of a variety of diseases.

Patent number 5,829,448 covers methods in photoactivation of molecular agents. It recognizes Photogen's innovations for the treatment of plant or animal tissue with two-photon excitation (TPE) of at least one photoactive molecular agent. Other methods claimed in the patent include the treatment of cancer in plant or animal tissue, and for the production at least one photoactivated molecular agent in a particular volume of a material. Not all of the claimed methods recite simultaneous TPE, however, and some are for deep tissue photoactivation.

Patent number 5,832,931 covers a method for improved selectivity in photo-activation and detection of molecular diagnostic agents. It recognizes that Photogen has a method for the imaging of plant or animal tissue containing photoactive molecular agents. The method includes treating the tissue with light sufficient to promote TPE of the photoactive agent. This process causes the photoactive agent to emit energy that can be detected as a signal. The present invention also includes a method for imaging of a particular volume of material containing photoactive molecular agents.

"Recognition for and protection of our intellectual property is a crucial step towards the validation and subsequent commercialization of our technology," said John Smolik, president and CEO of Photogen. "Our activation technology is what sets Photogen apart from other photodynamic procedures. We continue to evaluate the use of our technology with a diversity of photoactive agents for a variety of potential applications. Our most immediate product development goal, however, is to pursue therapies based on MPE that target diseases of the eye, such as the wet form of macular degeneration. Gaining these two patents, in many ways, marks the beginning of a turning point - from research into product development - for the Company."


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Photogen recently announced a research agreement with Massachusetts General
Hospital to evaluate the company's TPE technology as a potential therapy for age-related macular degeneration. The research will rely directly on the innovations described in patent number 5,829,448.

The invention was made by Walter G. Fisher, Eric A. Wachter and Craig H. Dees, all three of whom are principal scientists at Photogen.

About Photogen

Photogen's scientists are working toward the development of proprietary multi-photon excitation technology to enhance the safety and efficacy of photodynamic therapy for the diagnosis and treatment of cancer, infectious diseases and other medical or other conditions. Photogen Technologies, Inc., through its wholly owned subsidiary -- Photogen, Inc. -- is a development-stage Company focused on creating photodynamic-related health care products based on its proprietary multi-photon excitation and related technology. The Company has discovered new methods for using laser-generated light to activate photoactive agents within deep tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light and photoactive agents that will destroy diseased cells, remove tissue or identify and diagnose disease.

This news release may contain forward-looking statements that involve risks and uncertainties. The Company has no products or operating revenues at this time. A full discussion of the Company's operations and financial condition, including risk factors that may affect the Company's business and future prospects, is contained in documents the company files with the Securities and Exchange Commission, such as the Company's reports on Form 10-QSB, Form 10-KSB and Form 8-K. These documents identify important factors that could cause the Company's actual performance to differ from current expectations. The common stock of Photogen Technologies, Inc. is traded on the over-the-counter bulletin board market under the symbol PHGN.

For information, contact Robert Cathey at Ackermann Public Relations & Marketing, 423/584-0550, e-mail: rcathey@ackermannpr.com. Or, visit our World Wide Web site, at www.photogen.com.

Photogen is a trademark of Photogen Technologies, Inc.